                                                                   Exhibit 10.17

                    AMENDED AND RESTATED CONSULTING AGREEMENT

         THIS AMENDED AND RESTATED CONSULTING AGREEMENT (this "Agreement"), made as of this 1st day of July, 1999, is entered into between StoryFirst
Communications, Inc., a Delaware corporation with its offices at 50 Osgood
Place, Penthouse, San Francisco, CA 94133 (the "Company"), and International
Media Ventures Incorporated, a British Virgin Islands corporation (the
"Consultant").

Preliminary Statements:
         Whereas, the Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company;

         Whereas, the Company and the Consultant are parties to that certain
Consulting Agreement dated as of January 1, 1998 (the "Existing Consulting
Agreement"); and

         Whereas, the Company and the Consultant desire to amend and restate the
Existing Consulting Agreement in its entirety upon the effectiveness of this
Agreement.

         Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.       Services and Responsibilities.

         1.1      Services. The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms set forth in this Agreement. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company (the "Services"). The Services shall be provided on behalf of the Consultant to the Company by Mr. Peter Gerwe.

         1.2      Responsibilities. The Consultant agrees to cause Mr. Gerwe to be available to provide the Services on an as needed basis and as requested by the Company during normal business hours during the term of this Agreement. The
Consultant shall, and agrees to cause Mr. Gerwe to, use its or his best efforts to promote the interests of the Company and refrain from acts which may adversely affect the reputation or business of the Company or any of its affiliated companies. The Consultant agrees to cause Mr. Gerwe to abide by such rules, practices and policies and any changes thereto which may be adopted from time to time by the Company.

         1.3      Time to be Spent Abroad. The Consultant agrees to cause
Mr. Gerwe to travel to such locations as may be reasonably required in connection with the performance of the Services and to reside in Moscow, Russia.

         1.4      Reporting.  The Consultant shall report to the Company's Board of Directors (the "Board").

2.       Compensation, Benefits and Expenses.

         2.1      Consulting Fee. The Company shall pay the Consultant, or cause the Consultant to be paid, in monthly installments, an annual consulting fee of
One Hundred Sixty Thousand US Dollars (US$160,000) during the term of this
Agreement. Consulting fee increases for each year following the initial year of the term of this Agreement shall be determined by the Board in its sole discretion.

         2.2      Bonus. Any bonus to be awarded to the Consultant shall be at the sole discretion of the Compensation Committee of the Board.

         2.3      Stock Option. The Company and the Consultant hereby agree that the Stock Option Agreement dated December 19, 1997 between the Company and the
Consultant shall, upon the effectiveness of this Agreement, be amended and restated in its entirety in the form attached hereto as Exhibit A.

         2.4      Fringe Benefits.

                  (a)      Vacation. Mr. Gerwe shall be entitled to 20 business
         days paid vacation per calendar year, to be taken at such times as the
         Consultant and the Board deem appropriate, provided, however, that the
         Company and the Consultant agree and acknowledge that Mr. Gerwe shall be entitled to 30 business days paid vacation in the period from July
         1, 1999 until December 31, 1999. Any unused vacation time from any calendar year may not be rolled over into any following calendar years.

                  (b)      Health and Medical Insurance. Mr. Gerwe shall be
         entitled to participate in the Company's health and medical insurance program to be made generally available to the Company's employees.

                  (c)      Telephone Expenses. The Company shall reimburse the
         Consultant, or cause the Consultant to be reimbursed, for all telephone charges incurred by the Consultant in connection with the performance of the Services, whether such charges are incurred from a mobile or land-based telephone. The Company shall provide the Consultant with an
         AT&T calling card and shall pay all charges incurred on such calling card except for charges for personal telephone calls made by the
         Consultant for which the Consultant shall reimburse the Company.

                  (d)      Use of Office. The Company shall provide the
         Consultant, at the Company's expense, with the use of an office in
         Moscow, Russia and the use of office equipment and reasonable office supplies, provided, however, that the Company shall not be responsible for any providing the Consultant with any office staff.

                  (e)      Office Equipment and Furniture. The Consultant shall
         be entitled to continue to use the Company's office equipment and furniture currently located in Mr. Gerwe's apartment in Moscow. In addition, the Consultant shall be entitled to continue to use the
         Company's laptop computer currently being used by Mr. Gerwe.

         2.5      Other Expenses. The Consultant shall be responsible for all travel, accommodation and other expenses incurred in connection with the performance of the Services other than those expenses described in Section 2.4, which the Company has expressly agreed to pay. For the avoidance of doubt and without limiting the foregoing, the Consultant hereby acknowledges and agrees that the Consultant shall be responsible for all travel and accommodation expenses incurred by the Consultant and Mr. Gerwe when Mr. Gerwe attends meetings of the Board.

         2.6      Car. Promptly following the effectiveness of this Agreement, the Company and the Consultant shall cooperate in selling the Jeep currently owned by the Company and used by the Consultant. The Company will contribute the proceeds for the sale of the Jeep plus the amount of the customs deposit on the
Jeep returned from the Russian government toward the purchase of a new car (the
"New Car") selected by the Consultant. The Consultant will pay the difference between the price of the New Car and the amount contributed by the Company. The
Company will retain title to the New Car and the Consultant will have the right to use the New Car during the term of this Agreement. During the term of this
Agreement, the Consultant shall be responsible for all expenses incurred in connection with the New Car, including gas, maintenance and insurance.

         2.7      Apartment. As of July 1, 1999, the Consultant shall be
required to assume all lease payments on the apartment previously provided by the Company to the Consultant and the Consultant shall cooperate in working with the landlord of the apartment to assign the lease for such apartment to the
Consultant or Mr. Gerwe. All expenses incurred in connection with such assignment shall be for the account of the Consultant.

         2.8      Tax Return Preparation Services. The Company will pay, or
cause to be paid, the cost of preparing Mr. Gerwe's individual U.S. and, if applicable, Russian Federation individual tax returns for the U.S. tax year ending December 31, 1999 and the Russian tax year ending December 31, 1999;
provided, however, that the Company shall not be responsible for the costs of advice relating to (i) the Consultant, (ii) taxation of investments owned by Mr.
Gerwe or (iii) income derived other than through performance of this Agreement.
For all tax years thereafter, the Consultant shall be responsible for the preparation and expenses incurred in connection with, tax returns for the
Consultant and Mr. Gerwe.

3.       Conditions to Effectiveness. The effectiveness of the this Agreement shall be conditional upon (i) the expiration of seven calendar days following the date on which the Consultant executes this Agreement and (ii) the payment by the Company to the Consultant of $860,000 (the "Payment") as consideration for the execution and delivery by the Consultant of this Agreement, including, without limitation the release set forth in Section 9 hereof, which Payment shall not be made until the expiration of the period set forth in clause (i)
above.

4.       Termination. This Agreement shall terminate upon the occurrence of any of the following:

         4.1      At the election of the Board, the Consultant may be subject to
Termination With Cause, effective immediately upon written notice by the Board to the Consultant or at some date thereafter. For the purposes hereof
"Termination With Cause" means the involuntary dismissal or discharge of the
Consultant by the Company for one or more of the following reasons: (i) the commission of any act of fraud or embezzlement by the Consultant or Mr. Gerwe,
(ii) the commission of any act of dishonesty by the Consultant or Mr. Gerwe, which act adversely affects the business or affairs of the Company in a material manner, (iii) the unauthorized use or disclosure by the Consultant or Mr. Gerwe of confidential information or trade secrets of the Company or (iv) any other intentional misconduct by the Consultant or Mr. Gerwe adversely affecting the business or affairs of the Company in a material manner.

         4.2      Thirty days after the death or disability of Mr. Gerwe. As used in this Agreement, the term "disability" shall mean the inability of Mr.
Gerwe, due to a physical or mental disability, for either a period of 90 consecutive days, or 120 days (whether or not consecutive), during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Board; provided that if the Consultant and the Board do not agree on a physician, the Consultant and the Board shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

         4.3      At the election of the Consultant, upon not less than six
months prior written notice of termination.

         4.4      At the election of the Company, the Consultant may be subject to Termination Without Cause, upon not less than six months prior written notice. For purposes hereof, "Termination Without Cause" means the termination of this Agreement by the Company for reasons other than (i) the commission of any act of fraud or embezzlement by the Consultant or Mr. Gerwe, (ii) the commission of any act of dishonesty by the Consultant or Mr. Gerwe which act adversely affects the business or affairs of the Company in a material manner,
(iii) the unauthorized use or disclosure by the Consultant or Mr. Gerwe of confidential information or trade secrets of the Company or (iv) any other intentional misconduct by the Consultant or Mr. Gerwe adversely affecting the business or affairs of the Company in a material manner.

5.       Effect of Termination.

         5.1      Compensation through Termination Date. In the event that this
Agreement is terminated, the Company shall pay to the Consultant the compensation and benefits otherwise payable to the Consultant under Section 2 through the last day on which the Consultant actually provided services hereunder to the Company.

         5.2      Survival.  The provisions of Sections 6, 7, 8 and 9 shall
survive the termination of this Agreement.

6.       Non-Compete.

         6.1      During the term of this Agreement and for a period of one year after the termination thereof, the Consultant (including any individual providing services hereunder on behalf of the Consultant) will not, and the
Consultant shall cause Mr. Gerwe not to, directly or indirectly, without the prior written consent of the Company as approved by the Board:

                  (a)      as an individual proprietor, partner, stockholder,
         officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of owning, operating, distributing or broadcasting television, radio and film media in the countries comprising the former Soviet Union.

                  (b)      recruit, solicit or induce, or attempt to induce, any
         employee or employees of the Company or any of the Company's affiliated companies to terminate their employment with, or otherwise cease their relationship with, the Company or any of the Company's affiliated companies; or

                  (c)      solicit, divert or take away, or attempt to divert or
         to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of the Company's affiliated companies which were contacted, solicited or served by the Consultant (or any individual providing services hereunder on behalf of the Company) while providing services to the Company or any of the Company's affiliated companies.

         6.2      If any restriction set forth in this Section 6 is found, by any court of competent jurisdiction or the arbitrator(s) acting pursuant to
Section 8, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         6.3      The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Consultant to be reasonable for such purpose. The Consultant agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

7.       Confidential Information and Developments.

         7.1      Confidential Information.

                  (a)      The Consultant agrees that all information and
         know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Confidential Information") is and shall be the exclusive property of the Company. The Consultant will not disclose any
         Confidential Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Board, either during or after the term of this Agreement, unless and until such Confidential Information has become public knowledge without fault by the Consultant.

                  (b)      The Consultant agrees that all files, letters,
         memoranda, reports, records, data, sketches, drawings, notebooks, program listings, or other written, photographic, or other tangible material containing Confidential Information, whether created by the
         Consultant or others which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of its duties for the Company.

                  (c)      The Consultant agrees that its obligation not to
         disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the
         Consultant in the course of the Company's business.

                  (d)      The Consultant agrees that it will cause any and all
         of its employees, directors, officers and/or agents (including, but not limited to, Mr. Gerwe) to comply with the provisions of this
         Section 7.1.

         7.2      Other Agreements. The Consultant hereby represents that
neither it nor Mr. Gerwe is bound by the terms of any agreement to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of providing services to the Company or to refrain from competing, directly or indirectly, with the business of any other party. The Company agrees that neither the Consultant nor Mr. Gerwe is bound by any previous agreement with the Company. The Consultant further represents that its performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by it or Mr.
Gerwe in confidence or in trust prior to the effectiveness of this Agreement.

8.       Dispute Resolution. Any controversy between the parties, including the construction or application of any of the terms, covenants or conditions of this
Agreement shall on written request of one party served upon the other, be submitted to arbitration and be governed by the rules of the American
Arbitration Association in effect on the date of referral to arbitration, except that in the event of any conflict between those rules and this Section 8, this
Section 8 shall govern. The arbitration shall take place in San Francisco,
California. The parties may agree upon one arbitrator, but in the event they cannot agree there shall be three, one named in writing by each of the parties within ten days after demand for arbitration is given and a third chosen by the two so appointed. The arbitrator or arbitrators (i) shall not have any power or authority to add to, alter, amend or modify the terms of this Agreement except as specifically provided in Section 6.2 and (ii) shall interpret and construe this Agreement and any exhibit hereto in accordance with the laws of the State of California. The cost of such arbitration, including reasonable attorney's fees, shall be borne by the losing party or in such proportion as the arbitrator(s) shall decide.

9.       Release and Waiver.

         9.1      In exchange for the Payment, to which the Consultant agrees it is not otherwise entitled, the Consultant fully and forever releases, discharges and covenants not to sue, or otherwise institute, prosecute or participate in, except upon a lawful court order or upon the written request of the Company, any legal, administrative or other proceeding against the Company or any of the
Company's past, present and future parents, divisions, subsidiaries, affiliates, related entities, predecessors, successors, stockholders, officers, directors, agents, attorneys, employees, insurers, and assigns (collectively, the
"Releasees"), or any of them, with respect to any and all liabilities, claims, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which do or may exist, or which are or may be claimed to exist, through and including the date on which this Agreement becomes effective (each a
"Released Claim"), including, but not limited to, any proceeding arising out of or relating in any way to or connected with the Consultant's provision of services to the Company under the Existing Consulting Agreement.

         9.2      The Consultant understands and agrees that it is forever
waiving any rights it has or may have to pursue any and all remedies available to it in regard to the Released Claims, including, but not limited to, any employment-related cause of action, as against Releasees, or any of them, including, without limitation, any claims for salary, bonuses, stock options or other compensation or benefits, or claims of wrongful discharge, breach of express or implied contract, breach of the covenant of good faith and fair dealing, defamation, fraud, promissory estoppel, deceit, negligent or intentional emotional distress, negligence, violation of any state, federal or local statute, ordinance, rule or regulation, including Title VII of the Civil
Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Age
Discrimination in Employment Act of 1967, as amended, the Americans with
Disabilities Act, the Civil Rights Act of 1866, and any waivable claims under any workers' compensation statute.

         9.3      The Consultant agrees, understands and recognizes that, by executing this Agreement, it hereby expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. The
Consultant understands the significance of its release of unknown claims.

10.      Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company.

11.      Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with a recognised international rapid courier service, postage prepaid, addressed to the other party at the address shown in the preamble, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

12.      Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

13.      Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

14.      Governing Law. This Agreement has been executed and delivered in the
State of California, and its validity, interpretation, performance and enforcement shall be governed exclusively by the laws of said State.

15.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business.

16.      Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one agreement.

17.      Miscellaneous.

         17.1     No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         17.2     The captions of the sections of this Agreement are for
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         17.3     In case any provision of this Agreement shall be invalid,
illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         17.4     The Company and the Consultant each indemnify the other for any and all costs arising from a breach by the Company or the Consultant of any of their respective obligations set forth in this Agreement.

18.      Review Period; Revocation. The Consultant hereby acknowledges and understands, and the Company agrees:

         18.1     That the Consultant has twenty-one days in which to review and consider this Agreement, and to discuss it with an attorney of its own choosing, and to decide whether or not to execute this Agreement.

         18.2     That the Consultant has seven calendar days after executing this Agreement within which it may revoke this Agreement; provided that any such revocation must be dated within the seven-day period, addressed to John T.
Healy, The H.A.M. Media Group, 305 Madison Avenue, Suite 3016, New York, NY
10017, with a copy to Trisha L. Johnson, Brobeck Hale and Dorr International,
Hasilwood House, 60 Bishopsgate, London EC2N 4AJ, and sent by overnight mail no later than the seventh day following execution.

         18.3     That this Agreement shall not become effective and enforceable until the expiration of seven calendar days following the date on which the
Consultant executes this Agreement.

19.      Execution Voluntary; Advice of Counsel. The Consultant hereby acknowledges that it has read and understands the terms of this Agreement, and that it is signing this Agreement voluntarily and without coercion. The
Consultant further acknowledges that it has sought and received the advice of its counsel concerning the terms of this Agreement, and that the waivers it has made in this Agreement are knowing, conscious and made with full appreciation that it is forever foreclosed from pursuing any of the rights so waived.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                        STORYFIRST COMMUNICATIONS, INC.

                                        By: /s/ Myron A. Wick III
                                            -------------------------------

                                        Name: Myron A. Wick III
                                              -----------------------------

                                        Title: Chairman
                                               ----------------------------

                          INTERNATIONAL MEDIA VENTURES
                                  INCORPORATED

                                        By: /s/ Peter Gerwe
                                            -------------------------------

                                        Name: Peter Gerwe
                                              -----------------------------

                                        Title:
                                               ----------------------------